Exhibit 3.1

BY-LAWS OF

NATIONAL PRESTO INDUSTRIES, INC.

As Amended and Restated May 19, 2026

—oOo—

ARTICLE I.

OFFICES

The corporation may have such offices, either within or without the State of Wisconsin, as the business of the corporation may require from time to time.

The address of the registered office of the corporation required by the Wisconsin Business Corporation Law may be changed from time to time by the Board of Directors.

ARTICLE II.

STOCKHOLDERS

Section 2.01 Annual Meeting. The annual meeting of the stockholders shall be held at such time and place during the year as determined by resolution of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated for any annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as may be convenient.

Section 2.02 Special Meetings. Special meetings of the stockholders, for any purpose or purposes unless otherwise prescribed by statute, may be called by the Chair or President or by the Board of Directors.

Section 2.03 Place of Meeting. Annual and special meetings of the stockholders may be held at such place, within or without the State of Wisconsin, as may be specified by the Chair or President or Board of Directors, or in the absence of such specification, as designated by the Secretary in the notice of the meeting. If no such designation is made, the place of the meeting shall be the registered office of the corporation in the State of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the shares represented thereat. The Board of Directors may, in its sole discretion, determine that an annual meeting or special meeting shall not be held at any place, but may instead be held solely by means of remote communication in the manner authorized by the Wisconsin Business Corporation Law.

Section 2.04 Notice of Meeting. Written notice stating the place (if any), day, hour and means of remote communication (if any) of every meeting of stockholders shall be delivered not less than ten (10) days before the date of the meeting, (unless a longer period is required by law), either personally or by mail, by or at the direction of the Chair or President, or the Secretary, or the Board of Directors calling the meeting, to each stockholder of record entitled to vote at such meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. For purposes of this Section 2.04, notice by “electronic transmission” (as defined in the Wisconsin Business Corporation Law) is written notice. Written notice is effective (a) when mailed, if mailed postpaid and addressed to the stockholder’s address shown on the corporation’s current record of stockholders, and (b) when electronically transmitted to the stockholder in a manner authorized by the stockholder.

Section 2.05 Closing of Transfer Books or Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed in any case, seventy (70) days. If the stock transfer books shall be closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than seventy (70) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the close of business on the date on which notice of the meeting is mailed or on the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall be applied to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 2.06 Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall, before each meeting of stockholders, make a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting for the purposes of the meeting. The original stock transfer books shall be prima facie evidence as to which stockholders may be entitled to examine such list, or transfer books, or to vote at any meeting of stockholders. Failure to comply with the requirements of this section shall not affect the validity of any action taken at such meeting.

Section 2.07 Quorum. Except as otherwise provided by law or the Articles of Incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders, and a majority of votes cast at any meeting at which a quorum is present shall be decisive of any motion or election. Though less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

Section 2.08 Proxies. At all meetings of stockholders, a stockholder entitled to vote may vote by proxy appointed in writing by the stockholder or his or her duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

Section 2.09 Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of the stockholders.

Section 2.10 Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by the President of such corporation, or any other officer or proxy appointed by such President, in the absence of express notice to this corporation, given in writing to the Secretary, of the designation of some other person by the board of directors or the by-laws of such other corporation.

Shares held by an administrator, executor, guardian, conservator, trustee in bankruptcy, receiver or assignee for creditors may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name provided that there is filed with the Secretary before or at the time of the meeting, proper evidence of his or her incumbency and the number of shares held. Shares standing in the name of a fiduciary may be voted by him or her, either in person or by proxy.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the corporation shall not be voted directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares entitled to vote at any given time, but shares of its own stock held by it in fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

Section 2.11 Informal Action by Stockholders. Any action required by the Articles of Incorporation or By-Laws, or any provisions of law to be taken at meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the stockholders entitled to vote with respect to the subject matter thereof.

Section 2.12 Waiver of Notice by Stockholders. Whenever any notice whatever is required to be given to any stockholder of the corporation under the Articles of Incorporation or By-Laws, or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice; provided that such waiver in respect to any matter of which notice is required under any provisions of Chapter 180, Wisconsin Statutes, shall contain the same information as would have been required to be included in such notice, except the time and place of meeting.

Section 2.13 Notice of Stockholder Business and Nominations.

(a)         Annual Meetings of Stockholders.

(1) At an annual meeting of stockholders, only such nominations of persons for election to the Board of Directors of the corporation and such other business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, nominations or other business must be: (A) specified in the corporation’s notice of meeting given by or at the direction of the Chair or President or the Secretary; (B) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors; or (C) otherwise properly brought before an annual meeting by a Proposing Stockholder.

(2) For nominations or other business to be properly brought before an annual meeting by a Proposing Stockholder pursuant to clause (C) of paragraph (a)(1) of this Section 2.13, the Proposing Stockholder must have delivered timely notice thereof in writing to the Secretary of the corporation even if such matter is already the subject of any notice to the stockholders or public announcement from the Board of Directors. In addition, any proposed business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action under Wisconsin law. To be timely, a Proposing Stockholder’s notice shall be delivered to the Secretary at the principal offices of the corporation no later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting nor earlier than the close of business on the 120th day in advance of the anniversary of the previous year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered no later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. In no event will adjournment or postponement (or public announcement thereof) of an annual meeting for which notice has already been given or for which a public announcement of the meeting date has already been made, commence a new notice time period (or extend any notice time period) for the giving of a stockholder’s notice as described above.

(3)         For the nomination of any person or persons for election to the Board of Directors pursuant to clause (C) of paragraph (a)(1) of this Section 2.13 or Section 2.13(b), the Proposing Stockholder’s notice to the Secretary of the corporation must be timely and must set forth or include:

(A)          as to each person, if any, whom the Proposing Stockholder proposes to nominate for election or reelection as a director:

(i)    the name, age, residence address, business address, and principal occupation or employment of such proposed nominee, the class or series and number of shares of stock of the corporation owned beneficially and of record by such proposed nominee, and all other information relating to such proposed nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(ii)    a completed and executed written questionnaire with respect to the background, qualification, and independence of such proposed nominee, which questionnaire shall be provided by the Secretary of the corporation upon written request of any stockholder of record within five business days of such request;

(iii)    a written statement and agreement executed by each such proposed nominee acknowledging that the proposed nominee consents to being named in the proxy statement as a nominee and to serving as a director if elected, and intends to serve as a director if elected for the full term for which such person is standing for election; and

(iv)    a written representation and agreement executed by each such proposed nominee that the proposed nominee (X) has read and agrees to adhere to the By-Laws and all publicly disclosed corporate governance, conflict of interest, confidentiality, stock ownership and insider trading policies and guidelines of the corporation applicable to directors, (Y) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity as to how such proposed nominee, if elected as a director of the corporation, will act or vote on any nomination or other business proposal, issue, or question (a “Voting Commitment”) that has not been disclosed to the corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the corporation, with such person’s fiduciary duties under applicable law, and (Z) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with such person’s nomination for director or service as a director of the corporation that has not been disclosed to the corporation; and

(B)          as to the Proposing Stockholder, the beneficial owner, if any, on whose behalf the nomination or other business proposal is made and if such Proposing Stockholder or beneficial owner is an entity, as to each director, executive, managing member, or control person of such entity (any such individual or control person, a “control person”):

(i)     the name and address of the Proposing Stockholder, as the name and address appear on the corporation’s books, of the beneficial owner, if any, on whose behalf the nomination or other business proposal is made, and of any control person;

(ii)    the class and number of shares of capital stock of the corporation which are directly or indirectly owned as of the date of Proposing Stockholder’s notice (beneficially and of record) by the Proposing Stockholder, the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, and any control person (provided that, for purposes of this Section 2.13, any such person shall in all events be deemed to beneficially own any shares of stock of the corporation as to which such person has a right to acquire beneficial ownership at any time in the future), and a representation that the Proposing Stockholder will notify the corporation in writing of the class and number of such shares owned of record and beneficially by the Proposing Stockholder, the beneficial owner, and any control person as of the record date for the meeting within five business days after the record date for such meeting;

(iii)    a description of any agreement, arrangement, or understanding with respect to such nomination or other business proposal between or among the Proposing Stockholder, the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, and any control person, including without limitation any agreement, arrangement or understanding that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act and any plans or proposals which relate to or would result in any action that would be required to be disclosed pursuant to Item 4 of Schedule 13D under the Exchange Act (in each case, regardless of whether the requirement to file a Schedule 13D under the Exchange Act is applicable), and a representation that the Proposing Stockholder will notify the corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(iv)    a description of any agreement, arrangement, or understanding (including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder’s notice by, or on behalf of, the Proposing Stockholder, the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, and any control person, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder, beneficial owner, or any control person with respect to shares of stock of the corporation, and a representation that the Proposing Stockholder will notify the corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five business days after the record date for such meeting;

(v)    a representation that the Proposing Stockholder is a holder of record of shares of the corporation entitled to vote at the meeting and intends to appear in person at the meeting (or a qualified representative thereof intends to appear in person at the meeting) to nominate the person or persons specified in the notice or propose such other business proposal;

(vi)    a representation as to whether the Proposing Stockholder, the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, or any control person will engage in a solicitation with respect to such nomination or other business proposal and, if so, the name of each participant in such solicitation (as defined in Instruction 3 to Rule 14a-101, Item 4) and whether the Proposing Stockholder, the beneficial owner, or any control person intends, or is part of a group that intends, to deliver a proxy statement and form of proxy to holders of at least the percentage of the voting power of the outstanding capital stock of the corporation required under applicable law to elect such proposed nominees or approve such other business proposal;

(vii)    in the case of a director nomination, the information and statement required by Rule 14a-19(b) of the Exchange Act (or any successor provision);

(viii)    the names and addresses of other stockholders (including beneficial owners) known by the Proposing Stockholder or any control person to provide financial support or otherwise material support with respect to such nomination or other business proposal, and, to the extent known, the class and number of all shares of the corporation’s capital stock owned beneficially or of record by such other stockholders (including beneficial owners);

(ix)    any other information relating to such Proposing Stockholder and beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, and any other control person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the business proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; and

(x)    a representation by the Proposing Stockholder as to the accuracy of the information set forth in the notice.

The corporation may, as a condition to any such nomination or other business being considered properly brought before an annual meeting of stockholders, require any proposed nominee to deliver to the Secretary within 5 business days of any such request such other information as the Board of Directors may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(4)         For all business other than directors nominations, the Proposing Stockholder’s notice to the Secretary of the corporation must be timely (in accordance with the time periods for delivery of timely notice as set forth in paragraph (a)(2) of this Section 2.13) and must set forth:

(A)         a brief description of the business desired to be brought before the meeting;

(B)         the reasons for conducting such business at the meeting;

(C)         the text of the proposal, including specific language of a proposed amendment, if any, to these By-Laws or the Articles of Incorporation;

(D)         any material interest of such Proposing Stockholder, the beneficial owner, if any, on whose behalf the proposal is made, and any control person, in such business, including any anticipated benefit therefrom to such Proposing Stockholder, beneficial owner, or control person;

(E)          any other information relating to such Proposing Stockholder, beneficial owner, if any, on whose behalf the proposal is being made, any control person, or any other participants (as defined in Item 4 of Schedule 14A under the Exchange Act) required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(F)         a description of all agreements, arrangements, or understandings between or among such stockholder, the beneficial owner, if any, on whose behalf the proposal is being made, any control person, and any other person or persons (including their names) in connection with the proposal of such business; and

(G)         all of the other information required by clause (B) of paragraph (a)(3) of this Section 2.13.

(b) Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the corporation’s notice of meeting pursuant to Section 2.04 of these By-Laws. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders called by the Chair or President or the Board of Directors at which directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or (2) provided that the Board of Directors has determined that directors shall be elected at such meeting, if otherwise properly brought before the special meeting by a Proposing Stockholder. In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, a Proposing Stockholder may nominate persons for election to such positions as specified in the corporation’s notice of meeting if the Proposing Stockholder delivers timely notice in writing that complies with the requirements of subparagraph (a)(3) of this Section 2.13 to the Secretary at the principal executive offices of the corporation not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment or postponement of a special meeting (or the public announcement thereof) commence a new time period (or extend any notice time period) for the giving of a Proposing Stockholder’s notice as described above.

(c)         General.

(1) Only persons who are nominated in accordance with the procedures set forth in this Section 2.13 shall be eligible to be elected at any meeting of stockholders of the corporation to serve as directors and only such other business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2.13. Except as otherwise provided by law, the Articles of Incorporation or these By-Laws, the Chair of the Board, if any, or the President of the corporation in that order shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this Section 2.13. If any proposed nomination is not made or proposed in compliance with this Section 2.13, or other business is not made or proposed in compliance with this Section 2.13, or if any stockholder, beneficial owner, control person, or any nominee for director acted contrary to any representation or other agreement required by this Section 2.13 (or with any law, rule, or regulation identified therein) or provided false or misleading information to the corporation, then except as otherwise provided by law, the Chair or President of the corporation shall have the power and duty to declare that such nomination or other business was not properly brought before the meeting and that such nomination shall be disregarded or that such proposed other business shall not be transacted. Notwithstanding anything in these By-Laws to the contrary, unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting or propose a nomination at a special meeting pursuant to this Section 2.13 does not comply with or provide the information required under this Section 2.13 to the corporation, including the updated information required by clause (B)(ii) of paragraph (a)(3) of this Section 2.13, clause (B)(iii) of paragraph (a)(3) of this Section 2.13, and clause (B)(iv) of paragraph (a)(3) of this Section 2.13, within five business days after the record date for such meeting, or the evidence required by paragraph (c)(2) of this Section 2.13 by no later than five business days prior to the applicable meeting or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the corporation.

(2)         If any Proposing Stockholder provides notice pursuant to Rule 14a-19 under the Exchange Act, such stockholder shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met all applicable requirements of Rule 14a-19 under the Exchange Act. Without limiting the other provisions and requirements of this Section 2.13, unless otherwise required by law, if any stockholder provides such notice and either (A) fails to comply with the requirements of Rule 14a-19(a)(3) under the Exchange Act, or (B) fails to timely provide reasonable evidence of such compliance as required by this paragraph (c)(2) of this Section 2.13, then the Proposing Stockholder’s nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the corporation's proxy statement, notice of meeting, or other proxy materials for any meeting (or any supplement thereto) and the corporation shall disregard any proxies or votes solicited for such stockholder’s nominees.

(d)         The provisions of this Section 2.13 shall not apply to any proposal proposed to be made by a stockholder if the stockholder has notified the corporation of the stockholder’s intention to present the proposal at an annual or special meeting only pursuant to and in compliance with Rule 14a-8 under the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such meeting.

(e) For purposes of these By-Laws,

(1)         “business day” means any day other than Saturday or Sunday or a day on which commercial banks are authorized or required by law to be closed in Wisconsin.

(2)         “delivered” means both (i) hand delivery, overnight courier service or by U.S. certified or registered mail, return receipt requested, in each case to the Secretary at the principal executive offices of the corporation, and (ii) electronic mail to the Secretary.

(3)         “Proposing Stockholder” means a stockholder of the corporation (i) proposing to submit any proposed nomination or other business at a meeting of stockholders in accordance with these By-Laws, (ii) who is a stockholder of record at the time of delivering the notice provided for in this Section 2.13 is delivered to the Secretary, at the time of the record date of such meeting and at the time of such meeting, (iii) who is entitled to vote at the meeting, and (iv) who complies with the notice procedures set forth in this Section 2.13.

(4)         “public announcement” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.

Section 2.14 Conduct of Meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate. At every meeting of the stockholders, the Chair of the Board, or in his or her absence or inability to act, the President, or, in his or her absence or inability to act, the officer or director whom the Board of Directors shall appoint, shall act as chair of, and preside at, the meeting. The Secretary or, in the Secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations, and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations, or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following:

(a)         the establishment of an agenda or order of business for the meeting;

(b)         the determination of when the polls shall open and close for any given matter to be voted on at the meeting;

(c)         rules and procedures for maintaining order at the meeting and the safety of those present;

(d)         limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies, or such other persons as the chair of the meeting shall determine;

(e)         restrictions on entry to the meeting after the time fixed for the commencement thereof;

(f)         limitations on the time allotted to questions or comments by participants; and

(g)         restrictions on the use of cell phones, audio or video recording devices and other devices at the meeting.

ARTICLE III.

BOARD OF DIRECTORS

Section 3.01 General Powers. The business and affairs of the corporation shall be managed by its Board of Directors.

Section 3.02 Number, Tenure and Qualifications. The number and classification of directors of the corporation shall be as provided in the Articles of Incorporation. A director may resign at any time by delivering his or her written notice that complies with the Wisconsin Business Corporation Law to the Board of Directors, the Chair of the Board or the corporation. The term of each director shall be as provided for in the Articles of Incorporation. Directors need not be residents of the State of Wisconsin.

Section 3.03 Regular Meetings. A regular annual meeting of the Board of Directors shall be held, without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of stockholders and each adjourned session thereof. The Board of Directors may provide by resolution, the time and place, either within or without the State of Wisconsin, for the holding of additional regular meetings.

Section 3.04 Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chair or President of the corporation, and shall be called by the Secretary on a written request of any two directors. The persons authorized to call special meetings of the Board of Directors may fix any place, within or without the State of Wisconsin, as the place for holding any special meeting of the Board of Directors called by them.

Section 3.05 Notice. Notice of all regular and special meetings of the Board of Directors, other than the regular annual meeting of the Board of Directors, shall be given to each director in person or by telephone at least 24 hours prior to the meeting, or by facsimile, electronic mail, other form of electronic transmission, mail or private courier that guarantees next business day delivery addressed to such director at such director’s address as it appears on the records of the corporation, in each case at least 48 hours prior to the meeting. Whenever any notice is required to be given to any director of the corporation under the provisions of these By-Laws, or under the provisions of the Articles of Incorporation, or under the provisions of any statute, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting and objects thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

Section 3.06 Quorum. Except as otherwise provided by these By-Laws or the Articles of Incorporation or required by applicable law, in accordance with the Articles of Incorporation the presence of four (4) directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. If less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.07 Manner of Acting. The act of the majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by the Articles of Incorporation or by applicable law.

Section 3.08 Vacancies. Any vacancy occurring in the Board of Directors caused by resignation, removal, death, or other incapacity shall be filled by a majority of the directors then in office, whether or not a quorum. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred.

Section 3.09 Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors or a committee thereof at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless any of the following occurs: (a) the director objects at the beginning of the meeting or promptly upon his or her arrival to holding the meeting or transacting business at the meeting; (b) the director dissents or abstains from an action taken and minutes of the meeting are prepared that show the director’s dissent or abstention from the action taken; (c) the director delivers written notice that complies with the Wisconsin Business Corporation Law of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the corporation immediately after adjournment of the meeting; or (d) the director dissents or abstains from an action taken, minutes of the meeting are prepared that fail to show the director’s dissent or abstention from the action taken, and the director delivers to the corporation a written notice of that failure that complies with the Wisconsin Business Corporation Law promptly after receiving the minutes. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

Section 3.10 Informal Action by Directors. Any action required or permitted by the Articles of Incorporation or By-Laws, or any provision of law to be taken by the Board of Directors by a meeting or by resolution, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors then in office.

Section 3.11 Executive Committee. The Board of Directors may, at any time, elect an Executive Committee from among its own members, consisting of not less than three (3) directors, which committee shall have and exercise the powers of the Board of Directors when not in session. Notwithstanding the foregoing, the Executive Committee shall have no power or authority to do any of the following: (a) declare or authorize the payment of dividends to stockholders; (b) elect or remove officers; (c) fill vacancies in the Board of Directors or Executive Committee; (d) approve or recommend to stockholders for approval any action or matter expressly required by the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, to be approved by stockholders; (e) adopt, amend or repeal any bylaw of the corporation; or (f) such other matters as the Board of Directors may expressly withhold from the jurisdiction of the Executive Committee. The rules governing the activities and the manner of exercise of the authority of the Executive Committee shall be such as may from time to time be prescribed by the Board of Directors. Unless otherwise ordered by the Board of Directors, a majority of the members of the Executive Committee shall constitute a quorum. Members of the Executive Committee shall serve as such at the pleasure of the Board of Directors.

Section 3.12 Committees of Directors. The Board of Directors, by resolution adopted by the affirmative vote of a majority of the number of directors then in office, may designate one or more committees in addition to the Executive Committee, each such committee to consist of three or more directors elected by the Board of Directors, which to the extent provided in said resolution as initially adopted and as thereafter supplemented or amended by further resolution adopted by a like vote, shall have and may exercise, when the Board of Directors is not in session, the powers of the Board of Directors in the management of the business and affairs of the corporation. Notwithstanding the foregoing, no such committee shall have the power or authority to do any of the following: (a) declare or authorize the payment of dividends to stockholders; (b) elect or remove officers; (c) fill vacancies in the Board of Directors or committees; (d) approve or recommend to stockholders for approval any action or matter expressly required by the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, to be approved by stockholders; or (e) adopt, amend or repeal any bylaw of the corporation. Each such committee shall fix its own rules governing the conduct of its activities and shall make such reports to the Board of Directors of its activities as the Board of Directors may request. Members of all such committees shall serve as such at the pleasure of the Board of Directors.

Section 3.13 Removal. A director may be removed from office only as provided in the Articles of Incorporation and applicable law.

ARTICLE IV.

OFFICERS

Section 4.01 Number. The officers of the corporation shall be chosen by the Directors, and shall consist of a Chair of the Board (if one is elected by the Board of Directors), a President, one or more Vice Presidents, a Secretary, a Treasurer, and such Assistant Secretaries and Assistant Treasurers and such other officers and agents as the Board of Directors from time to time shall elect or appoint. Any two offices, except those of President and Vice President, may be held by one person.

Section 4.02 Election and Term of Office. At each annual meeting of the Board of Directors or at any special meeting of the Board of Directors called for such purpose, the Board shall elect, from within or without its number, a President, Vice President, Secretary, Treasurer, and such other officers as it may deem advisable. Such officers shall hold office until the next annual meeting of the Directors or until their successors are elected and qualified.

Section 4.03 Chair of the Board. The Chair of the Board, if one is elected, shall preside at all meetings of the stockholders and directors, if so designated by the Board of Directors, shall be chief policy officer, and shall have such other duties as may be prescribed from time to time by the Board of Directors. The Chair shall be an ex officio members of all committees and shall have the powers and duties of supervision and management usually vested in the office of Chair of the Board of a corporation. The Chair may execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation.

Section 4.04 President. The President shall be the chief executive officer of the corporation. In the absence of the Chair of the Board, the President shall preside at all meetings of stockholders and directors; shall be responsible for general and active management of the business of the corporation; and shall see that all orders and resolutions of the Board are carried into effect. The President also may execute and deliver, in the name of the corporation, any deeds, mortgages, bonds, contracts, or other instruments pertaining to the business of the corporation. The President shall have powers and duties of supervision and management usually vested in the office of the President of a corporation and shall perform such other duties as the Board of Directors shall prescribe.

Section 4.05 Vice President. There shall be one or more Vice Presidents, as designated and with duties and titles assigned by the Board of Directors. Any Vice President may, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

Section 4.06 Secretary. The Secretary shall attend all meetings of stockholders and record all votes and minutes of all proceedings in a book to be kept for that purpose and shall maintain the record of meetings and actions of the Board of Directors and any committees. The Secretary shall perform such other duties and execute such other documents as may be prescribed by the Board of Directors or the President under whose supervision he or she shall be. Any Assistant Secretary may, in the absence or disability of the Secretary, perform such other duties as the Board of Directors shall prescribe.

Section 4.07 Treasurer. The Treasurer shall have the custody of the corporate funds and securities; and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation, and shall deposit all monies and other valuable effects in the name and into the credit of the corporation in such depositories, and may select banks, trust companies, or other depositories subject to approval by the Board of Directors. The Treasurer may disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and directors at the regular meetings of the Board of Directors, or whenever they may require it, an account of all transactions as Treasurer and of the financial conditions of the corporation. Any Assistant Treasurer, in the absence or disability of the Treasurer, may perform the duties and exercise the powers of the Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

Section 4.08 Vacancies. If the office of any officer or an agent becomes vacant by reason of death, resignation, retirement, disqualification, removal from office or otherwise, the directors then in office may choose a successor who shall hold the office for the unexpired term of which such vacancy occurred.

Section 4.09 Honorary Officers. In recognition of services provided to the corporation, the Board of Directors may establish positions as honorary officers and designate any duties or rights associated therewith.

Section 4.10 Delegation of Duties. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate for the time being the powers and duties, or any of them of such officer to any other officer or to any directors.

Section 4.11 Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the affirmative vote of a majority of the whole Board of Directors whenever, in its judgment, the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.

Section 4.12 Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the corporation.

ARTICLE V.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 5.01 Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances.

Section 5.02 Loans. No loans shall be contracted on behalf of the corporation and no evidence of indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board of Directors. Such authorization may be general or confined to specific instances.

Section 5.03 Checks, Drafts, etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by or under the authority of resolution of the Board of Directors.

Section 5.04 Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as may be selected by or under the authority of a resolution of the Board of Directors.

ARTICLE VI.

SHARES AND THEIR TRANSFER

Section 6.01 Shares.

(a)         The shares of stock of the corporation shall be represented by certificates unless the Board of Directors provides that some or all of any class or series of stock shall be represented in uncertificated form; provided, however, that any such resolution shall not apply to any shares represented by a certificate until such certificate has been surrendered to the corporation. Each stockholder whose shares are represented in uncertificated form shall receive the written statement, if any, required by the Wisconsin Business Corporation Law.

(b)         Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chair, President, or a Vice President and by the Secretary or an Assistant Secretary; and may be sealed with the seal of the corporation (which may be a facsimile) and countersigned and registered in such manner, if any, as the Board of Directors may prescribe. Whenever any certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation, the signatures of the Chair, President, Vice President, Secretary, or Assistant Secretary upon such certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate ceases to be such officer before such certificate is issued, it may be issued with the same effect, as if he or she were such officer at the date of its issue. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled. In case of a lost, destroyed, or mutilated certificate a new one may be issued therefore upon such terms of indemnity to the corporation as these By-Laws may prescribe.

Section 6.02 Transfer of Shares. Transfer of shares of the corporation shall be made only on the stock transfer books of the corporation (a) upon presentation of the certificate or certificates representing such shares by the registered holder thereof or by such holder’s duly authorized attorney or other legal representative and upon the surrender of such certificate or certificates, or (b) in the case of uncertificated shares, upon receipt by the corporation of proper transfer instructions from the registered owner of such uncertificated shares, or from such owner’s duly authorized attorney or other legal representative and the presentation of proper evidence of succession, assignment, or authority to transfer the shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

Section 6.03 Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Wisconsin as they may deem expedient concerning the issue, transfer, and registration of shares of the corporation.

Section 6.04 Lost or Destroyed Certificates. In case any stockholder shall present to the Secretary evidence satisfactory to the Chair, President, or Vice President and Secretary or Assistant Secretary that a certificate representing shares of this corporation has been lost or destroyed, the officers of the corporation shall issue a replacement certificate for such shares, which certificate shall be marked as a replacement, provided, and on condition, that the stockholder receiving such replacement certificate furnishes a bond in a form and amount satisfactory to the Chair, President, or Vice President and Secretary or Assistant Secretary to return the original certificate to the corporation for cancellation in case the same be found or discovered, and to hold harmless the corporation, its transfer agents and its registrars, of and from any loss, damage, costs, or expense from or on account of, or in connection with the issuance of such replacement certificate. A new certificate may be issued without a bond if, in the judgment of the Board or Directors, or, to the extent permitted under any federal or state law or regulation, or any stock listing requirements governing the corporation’s listing on an exchange or over-the-counter market, by the Chair, President or Vice President of the corporation.

ARTICLE VII.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 7.01 The corporation shall and does by adoption of these By-Laws indemnify each person who is or was a director or officer of the corporation for such expenses and liabilities in such manner, under such circumstances, and to the full extent as permitted by the laws of the State of Wisconsin as now enacted or hereafter amended. Each person who is or was a director or officer of the corporation and also a director or officer of any other corporation or other enterprise which is served in any capacity at the request of the corporation (each, a “Covered Entity”) shall also be indemnified by the corporation in the same manner and to the same extent provided in the preceding sentence for service as a director or officer of each Covered Entity.

Section 7.02

(a)         Upon written request, the corporation shall advance reasonable expenses to, or where appropriate, in the corporation’s discretion and at its expense, undertake the reasonable defense of, every director and officer in any proceeding in which such person was a party because he or she is a director or officer of the corporation (an “indemnified person”) prior to the final disposition thereof upon receipt of a written affirmation of his or her good faith and belief that he or she has not breached or failed to perform his or her duties to the corporation and/or corporation’s subsidiaries and an undertaking by or on behalf of the indemnified person to repay such amount if it shall ultimately be determined that the indemnified person is not entitled to indemnification under this Article VII. In addition, the director or officer shall agree to be bound by the provisions of subparagraph (b) below.

(b)         If an indemnified person shall receive payment from any insurance carrier or from the plaintiff in any proceeding against the indemnified person in respect of the expenses to which the indemnified person is entitled pursuant to Article VII (a) (the “indemnified amount”), the indemnified person shall promptly reimburse the corporation for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the corporation to the indemnified person exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible or co‑insurance payments, shall not be deemed to be payments to the indemnified person hereunder. In addition, upon payment of indemnified amounts under this Article VII, the corporation shall be subrogated to an indemnified person’s rights against any insurance carrier in respect of such indemnified amounts and the indemnified person shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the corporation deems necessary or advisable to secure such rights. The indemnified person shall do nothing to prejudice such rights of recovery or subrogation.

(c)         Upon a director’s or officer’s written request, the corporation shall pay (in advance or otherwise) or reimburse any and all expenses reasonably incurred by the director or officer in connection with his or her or her appearance as a witness in any proceeding at a time when the director or officer has not been formally named a defendant or respondent to such a proceeding; provided, however, that such appearance shall be or have been required because of such person being a director or officer of the corporation.

ARTICLE VIII.

SEAL

Section 8.01 The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the words “NATIONAL PRESTO INDUSTRIES, INC., CORPORATE SEAL”.

ARTICLE IX.

AMENDMENT

Section 9.01 These By-Laws may be altered, amended, or repealed at any regular or special meeting of the stockholders of the corporation by an affirmative vote of the holders of a majority of the outstanding shares of the corporation entitled to vote, or at any regular or special meeting of the Board of Directors by an affirmative vote of a majority of the number of directors then in office.